Exhibit 99.1

Darling International Inc.

News Release
May 12, 2005

DARLING INTERNATIONAL ANNOUNCES
FIRST QUARTER 2005 RESULTS

        Irving, Texas, May 12, 2005: Darling International Inc. (Amex: DAR) today reported sales and earnings for the first quarter ended April 2, 2005.

        For the first quarter 2005, the Company’s net sales were $71.4 million as compared to $77.5 million for the first quarter 2004. Lower finished product prices and raw material supplies accounted for substantially all of the $6.1 million decrease in net sales.

        Net income for the first quarter 2005 declined to $0.9 million, or $0.01 per share, as compared to net income of $3.9 million, or $0.06 per share, for the 2004 comparable period. The $3.0 million decrease in net income for the first quarter 2005 was due primarily to decreases in finished product prices and raw material supplies, as well as an other income gain of $1.3 million that was recognized in the first quarter 2004 due to a gain on extinguishment of bank debt.

        Randall Stuewe, Chairman and Chief Executive Officer of Darling, said, “Adverse operating conditions, including a further decline in raw material volumes, lower finished product prices and continued high relative prices for diesel fuel and natural gas, made for a very challenging first quarter. Poor weather in the northeast also affected our used cooking oil and grease trap servicing capabilities, which negatively impacted the profitability of our Restaurant Services segment. Responding to these challenges while continuing to execute on our strategic business plan has been and will remain our chief priority. “

        Darling International will host a conference call to discuss the Company’s first quarter 2005 financial results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Friday, May 13, 2005. To listen to the conference call, participants calling from within North America may dial 800-322-0079; international participants may dial 973-409-9258. Please call approximately fifteen minutes before the start of the call to ensure that you are connected. The call will also be available as a live audio web cast that can be accessed on the company website at http://www.darlingii.com/investors/investors.html or http://www.earnings.com. Following its completion, a replay of the call can be accessed until June 10, 2005 by dialing 877-519-4471 or 973-341-3080 outside of North America. The access code for the replay is 6045716. The conference call will also be archived on the company’s website for seven days.

        Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats and meat and bone meal. These products are primarily sold to animal feed and oleo-chemical manufacturers around the world. In addition, the Company provides grease trap collection services and sells equipment to restaurants.

        For more information, please visit http://www.darlingii.com.

{ This media release contains forward-looking statements regarding the business operations of Darling and the industry in which it operates. These statements are identified by words such as “may,” “will,” “expect,” “believe,” “intend,” “anticipate,” “should”, “estimate,” continue,” and other words referring to events to occur in the future. These statements reflect Darling’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including business and economic conditions in its existing markets, that could cause actual results to differ materially from those projected in such forward-looking statements. Other risks and uncertainties regarding Darling, its business and the industry in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. }

Darling International Inc.
Consolidated Operating Results
For the Periods Ended April 2, 2005 and April 3, 2004
(Dollars in thousands, except per share amounts)
(Unaudited)

                                                                      Three Months Ended
                                                            ----------------------------------------
                                                                                         $ Change
                                                              April 2,      April 3,     Favorable/
                                                               2005          2004       (Unfavorable)
                                                            ----------    -----------   ------------
Net sales ..............................................     $ 71,353      $ 77,540      $ (6,187)
Costs and expenses:
    Cost of sales and operating expenses ...............       56,109        58,094         1,985
    Selling, general and administrative expenses .......        8,700         8,987           287
    Depreciation and amortization ......................        3,771         3,772             1
                                                              -------       -------       -------
        Total costs and expenses .......................       68,580        70,853         2,273
                                                              -------       -------       -------
Operating income .......................................        2,773         6,687        (3,914)
                                                              -------       -------       -------
Other income/(expense):
     Interest expense (1) ..............................       (1,584)       (1,760)          176
     Other, net ........................................          200         1,395        (1,195)
                                                              -------       -------       -------
        Total other income/(expense) ...................       (1,384)         (365)       (1,019)
                                                              -------       -------       -------

Income from continuing operations before income taxes...        1,389         6,322        (4,933)
Income taxes ...........................................          473         2,408         1,935
                                                              -------       -------       -------

Income from continuing operations ......................          916         3,914        (2,998)
Income from discontinued operations, net of tax ........            6            21           (15)
                                                              -------       -------       -------

Net income .............................................       $  922       $ 3,935      $ (3,013)
                                                              =======       =======       =======
Basic and diluted income per share:
        Continuing operations ..........................       $ 0.01       $  0.06      $  (0.05)
        Discontinued operations ........................            -             -             -
                                                              -------       -------       -------
            Total ......................................       $ 0.01       $  0.06      $  (0.05)
                                                              =======       =======       =======

    (1)  Pursuant to SFAS 150, beginning in the third quarter of Fiscal 2003, on a prospective basis, preferred stock dividends and accretion are included in interest expense.  Approximately
         $0.3 million of dividends and accretion are included in interest expense for the first quarter of Fiscal 2004.

FOR MORE INFORMATION CONTACT: Brad Phillips, Treasurer, or John O. Muse, Executive Vice President of Finance and Administration	251 O'Connor Ridge Blvd., #300 Irving, Texas 75038 Phone: 972-717-0300
OR Jennifer Felber Joele Frank, Wilkinson Brimmer Katcher	Phone: 212-355-4449